Rule 424(b)(3)
                                                                 33-62727

                 SUPPLEMENT NUMBER 2 DATED JANUARY 5, 1996
                   TO PROSPECTUS DATED SEPTEMBER 26, 1995

                       READING & BATES CORPORATION

                              Common Stock

    The Prospectus dated September 26, 1995 is hereby supplemented by the addition of the following information under the caption "SELLING STOCKHOLDERS" therein.

    Chemical Investments, Inc. notified the Company on January 5, 1996 that on February 16, 1994 its wholly owned subsidiary, RBY, Ltd., was dissolved and Chemical Investments, Inc. succeeded to all right, title and interest of RBY, Ltd. in and to the 2,517,409 Shares owned by it.